News Release
R. Andrew Watts
January 25, 2016                        Chief Financial Officer
(386) 239-5770

BROWN & BROWN, INC. ANNOUNCES QUARTERLY REVENUES OF $404.7 MILLION, AN INCREASE OF 3.0%; AND EARNINGS PER SHARE OF $0.41

(Daytona Beach, Florida) . . . Brown & Brown, Inc. (NYSE:BRO) (the "Company") today announced its unaudited financial results for the fourth quarter of 2015.

Revenues for the fourth quarter of 2015 under U.S. generally accepted accounting principles (“GAAP”) were $404.7 million, increasing $11.6 million, or 3.0%, as compared to the fourth quarter of the prior year, with Organic Revenue (as defined below) increasing by 2.5%. Diluted earnings per share under GAAP were$0.41 and $0.38 on an adjusted basis, an increase of 5.6% as detailed in the schedules below.

Revenues for the twelve months ended December 31, 2015 under GAAP were $1,660.6 million, increasing $84.8 million, or 5.4%, as compared to the same period of 2014, with Organic Revenue (as defined below) increasing by 2.6%. Diluted earnings per share for the twelve months ended December 31, 2015 under GAAP were $1.70 compared to $1.41 for the same period of 2014, representing a 20.6% increase. On an adjusted basis, the earnings per share for the twelve months ended December 31, 2015 were $1.67 as compared to $1.63 for the same period in 2014, an increase of 2.5%

J. Powell Brown, President and Chief Executive Officer of the Company noted, "We are pleased with the continued improved performance we delivered in the fourth quarter and the outlook for our business moving forward."

In the fourth quarter of 2015, the Company initiated a $75 million accelerated share repurchase program (ASR), which was completed in January 2016. The ASR completed the remainder of the $200 million board-approved repurchase plan announced in July 2014 and was part of the $400 million board-approved repurchase plan announced in July 2015. Following completion of the ASR, the Company had remaining authorization to repurchase up to an additional $375 million of the Company's common stock.

Brown & Brown, Inc.
INTERNAL GROWTH SCHEDULE
Organic Revenue Growth(1)
Three Months Ended December 31, 2015 and 2014
(in millions, unaudited)

	Quarter Ended		Change		Acquisition	Organic Revenue Growth(1)
	12/31/2015	12/31/2014	$	%	Revenues	$	%

Retail(2)	$210.5	$197.1	$13.4	6.8%	$9.7	$3.7	1.9%
National
Programs	104.3	100.6	3.7	3.7%	1.3	2.4	2.4%
Wholesale
Brokerage	47.1	43.6	3.5	8.0%	0.8	2.7	6.2%

Services	34.2	33.8	0.4	1.2%	—	0.4	1.2%
Total Core
Comm. and Fees	$396.1	$375.1	$21.0	5.6%	$11.8	$9.2	2.5%

Brown & Brown, Inc.
INTERNAL GROWTH SCHEDULE
Organic Revenue Growth(1)
Twelve Months Ended December 31, 2015 and 2014
(in millions, unaudited)

	Year Ended		Change		Acquisition	Organic Revenue Growth(1)
	12/31/2015	12/31/2014	$	%	Revenues	$	%

Retail(2)	$836.1	$789.5	$46.6	5.9%	$35.6	$11.0	1.4%
National
Programs	412.9	367.7	45.2	12.3%	38.5	6.7	1.8%
Wholesale
Brokerage	200.8	187.3	13.5	7.2%	2.5	11.0	5.9%

Services	145.4	136.1	9.3	6.8%	—	9.3	6.8%
Total Core
Comm. and Fees	$1,595.2	$1,480.6	$114.6	7.7%	$76.6	$38.0	2.6%

(1)"Organic Revenue" is defined as total commissions and fees less (i) the first twelve months of net commission and fee revenues generated from acquisitions accounted for as purchases less (ii) profit-sharing contingent commissions (revenues from insurance companies based upon the volume and the growth and/or profitability of the business placed with such companies during the prior year - “Contingents”), less (iii) guaranteed supplemental commissions (commissions from insurance companies based solely upon the volume of the business placed with such companies during the current year - “GSCs”), and less (iv) divested business (net commissions and fees generated from offices, books of business or niche businesses sold by the Company) with the associated revenue removed from the corresponding period of the prior year.

(2)The Retail Segment includes commissions and fees, which will be reported in the “Other” column of the Segment Information in the Notes to the Consolidated Financial Statements on the Company's Form 10-K, which includes corporate and consolidation items.

Brown & Brown, Inc.
RECONCILIATION OF INTERNAL GROWTH SCHEDULE
TO TOTAL COMMISSIONS AND FEES
Included in the Consolidated Statements of Income
Three and Twelve Months Ended December 31, 2015 and 2014
(in millions, unaudited)

	Quarter Ended		Year Ended
	12/31/2015	12/31/2014	12/31/2015	12/31/2014

Total Core Commissions and Fees	$396.1	$375.1	$1,595.2	$1,480.6
Profit-Sharing Contingent Commissions	6.0	8.2	51.8	57.7
Guaranteed Supplemental Commissions	2.0	2.3	10.0	9.9
Divested Businesses	—	4.6	—	19.3

Total Commissions and Fees	$404.1	$390.2	$1,657.0	$1,567.5

Due to a pre-tax credit adjustment of $8.1 million on non-cash stock-based compensation and a net change in the change estimated acquisition earn-out payables of $2.6 million, we believe it is appropriate to adjust for the margin impact of these items in order to arrive at results that are more comparable to the prior year. After these adjustments, our diluted Earnings Per Share - Adjusted (as defined below) were $0.38 for the three months ended December 31, 2015, increasing 5.6%. For the twelve months ended December 31, 2015, adjusting for the items noted above Earnings Per Share - Adjusted (as defined below) were $1.67 compared to $1.63 in the prior year after adjusting for a pre-tax loss of $47.4 million associated with the sale of certain assets of Axiom Re, a subsidiary of the Company, a pre-tax credit adjustment of $5.9 million on non-cash stock-based compensation, and the net change in the change estimated acquisition earn-out payables of $7.0 million.

Brown & Brown, Inc.
GAAP EARNINGS PER SHARE RECONCILIATION TO
EARNINGS PER SHARE - ADJUSTED
Three Months Ended December 31, 2015 and 2014
(unaudited)

	Quarter Ended		Change
	12/31/2015	12/31/2014	$	%
GAAP earnings per share - as reported	$0.41	$0.17	$0.24	141.2%
Loss on disposal	—	0.21	(0.21)
Non-cash stock-based compensation adjustment	(0.03)	(0.03)	—
Change in estimated acquisition earn-out payables	—	0.01	(0.01)
Earnings per share - adjusted	$0.38	$0.36	$0.02	5.6%

Brown & Brown, Inc.
GAAP EARNINGS PER SHARE RECONCILIATION TO
EARNINGS PER SHARE - ADJUSTED
Twelve Months Ended December 31, 2015 and 2014
(unaudited)

	Year Ended		Change
	12/31/2015(3)	12/31/2014	$	%
GAAP earnings per share - as reported	$1.70	$1.41	$0.29	20.6%
Loss on disposal	—	0.21	(0.21)
Non-cash stock-based compensation adjustment	(0.03)	(0.03)	—
Change in estimated acquisition earn-out payables	0.01	0.04	(0.03)
Earnings per share - adjusted	$1.67	$1.63	$0.04	2.5%
(3)Column does not add, due to cumulative effect of rounding on individual items.

In order to provide a better understanding of our business, we evaluate EBITDAC (defined below) performance. EBITDAC for the fourth quarter of 2015 was $133.1 million, an increase of $53.0 million or 66.2%, compared to the fourth quarter of the prior year.   The associated EBITDAC Margin (defined below) increased to 32.9%. For the reasons stated above, we believe EBITDAC - Adjusted (as defined below) provides a more appropriate comparison to the prior year. EBITDAC - Adjusted increased 2.8% to $125.0 million for the fourth quarter of 2015 as compared to the fourth quarter of the prior year.

Brown & Brown, Inc.
GAAP RECONCILIATION -
INCOME BEFORE INCOME TAXES TO EBITDAC(4)
Three and Twelve Months Ended December 31, 2015 and 2014
(in millions, unaudited)

	Quarter Ended		Year Ended
	12/31/2015	12/31/2014	12/31/2015	12/31/2014
Income before income taxes	$95.2	$38.7	$402.8	$339.9
Amortization	22.0	22.4	87.4	82.9
Depreciation	5.3	5.6	20.9	20.9
Interest	9.8	10.0	39.2	28.4
Change in estimated acquisition earn-out payables	0.8	3.4	3.0	10.0
EBITDAC	$133.1	$80.1	$553.3	$482.1
EBITDAC Margin(5)	32.9%	20.4%	33.3%	30.6%

(4)	"EBITDAC" is defined as income before income taxes less amortization, depreciation, interest, and the change in estimated acquisition earn-out payables.

(5)	"EBITDAC Margin" is defined as EBITDAC divided by total revenues.

Brown & Brown, Inc.
EBITDAC RECONCILIATION TO
EBITDAC(4) - ADJUSTED
Three Months Ended December 31, 2015 and 2014
(in millions, unaudited)

	Quarter Ended		Change
	12/31/2015	12/31/2014	$	%
EBITDAC	$133.1	$80.1	$53.0	66.2%
Loss on disposal	—	47.4	(47.4)
Non-cash stock-based compensation adjustment	(8.1)	(5.9)	(2.2)
EBITDAC - adjusted	$125.0	$121.6	$3.4	2.8%

Brown & Brown, Inc.
EBITDAC RECONCILIATION TO
EBITDAC(4) - ADJUSTED
Twelve Months Ended December 31, 2015 and 2014
(in millions, unaudited)

	Year Ended		Change
	12/31/2015	12/31/2014	$	%
EBITDAC	$553.3	$482.1	$71.2	14.8%
Loss on disposal	—	47.4	(47.4)
Non-cash stock-based compensation adjustment	(8.1)	(5.9)	(2.2)
EBITDAC - adjusted	$545.2	$523.6	$21.6	4.1%

Brown & Brown, Inc.
EBITDAC MARGIN RECONCILIATION TO
EBITDAC MARGIN(5)- ADJUSTED
Three and Twelve Months Ended December 31, 2015 and 2014
(in millions, unaudited)

	Quarter Ended		Year Ended
	12/31/2015	12/31/2014	12/31/2015	12/31/2014
EBITDAC margin	32.9%	20.4%	33.3%	30.6%
Loss on disposal	—	12.0	—	3.0
Non-cash stock-based compensation adjustment	(2.0)	(1.5)	(0.5)	(0.4)
EBITDAC margin - adjusted	30.9%	30.9%	32.8%	33.2%

Brown & Brown, Inc.
CONSOLIDATED STATEMENTS OF INCOME
(in millions, except per share data; unaudited)

	For the three months ended December 31,		For the twelve months ended December 31,
	2015	2014	2015	2014
REVENUES
Commissions and fees	$404.1	$390.2	$1,657.0	$1,567.5
Investment income	0.3	0.2	1.0	0.7
Other income, net	0.3	2.7	2.6	7.6
Total revenues	404.7	393.1	1,660.6	1,575.8

EXPENSES
Employee compensation and benefits	213.3	208.1	841.4	791.7
Non-cash stock-based compensation	(1.8)	0.1	15.5	19.3
Other operating expenses	59.4	57.4	251.0	235.3
Loss (Gain) on disposal	0.7	47.4	(0.6)	47.4
Amortization	22.0	22.4	87.4	82.9
Depreciation	5.3	5.6	20.9	20.9
Interest	9.8	10.0	39.2	28.4
Change in estimated acquisition earn-out payables	0.8	3.4	3.0	10.0
Total expenses	309.5	354.4	1,257.8	1,235.9

Income before income taxes	95.2	38.7	402.8	339.9

Income taxes	37.1	14.1	159.2	132.9

Net income	$58.1	$24.6	$243.6	$207.0

Net income per share:
Basic	$0.41	$0.17	$1.72	$1.43
Diluted	$0.41	$0.17	$1.70	$1.41

Weighted average number of shares outstanding:
Basic	136,710	140,024	137,810	140,944
Diluted	139,113	142,240	140,112	142,891

Dividends declared per share	$0.12	$0.11	$0.45	$0.41

Brown & Brown, Inc.
CONSOLIDATED BALANCE SHEETS
(in millions, except per share data, unaudited)

	December 31, 2015	December 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$443.4	$470.0
Restricted cash and investments	229.8	259.8
Short-term investments	13.7	11.2
Premiums, commissions and fees receivable	433.9	424.6
Reinsurance recoverable	32.0	13.0
Prepaid reinsurance premiums	309.6	321.0
Deferred income taxes	24.6	25.4
Other current assets	50.4	45.5
Total current assets	1,537.4	1,570.5

Fixed assets, net	81.8	84.7
Goodwill	2,586.7	2,460.6
Amortizable intangible assets, net	744.7	784.6
Investments	18.1	19.9
Other assets	44.1	36.6
Total assets	$5,012.8	$4,956.9
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Premiums payable to insurance companies	$574.7	$568.1
Losses and loss adjustment reserve	32.0	13.0
Unearned premiums	309.6	321.0
Premium deposits and credits due customers	83.1	83.3
Accounts payable	63.9	57.3
Accrued expenses and other liabilities	192.3	181.3
Current portion of long-term debt	73.1	45.6
Total current liabilities	1,328.7	1,269.6

Long-term debt	1,079.9	1,152.8

Deferred income taxes, net	360.9	341.5

Other liabilities	93.6	79.2

Shareholders’ equity:
Common stock, par value $0.10 per share; authorized 280,000 shares; issued 146,415 shares and outstanding 138,985 shares at 2015, issued 145,871 shares and outstanding 143,486 shares at 2014 - in thousands	14.6	14.6
Additional paid-in capital	426.5	406.0
Treasury stock, at cost 7,430 and 2,385 shares at 2015 and 2014, respectively - in thousands	(238.8)	(75.0)
Retained earnings	1,947.4	1,768.2
Total shareholders’ equity	2,149.7	2,113.8
Total liabilities and shareholders’ equity	$5,012.8	$4,956.9

Conference call, webcast and slide presentation
A conference call to discuss the results of the fourth quarter of 2015 will be held on Tuesday, January 26, 2016 at 8:00 AM (EDT). The Company may refer to a slide presentation during its conference call. You can access the webcast and the slides from the “Investor Relations” section of the Company’s website at www.bbinsurance.com.

About Brown & Brown
Brown & Brown, Inc., through its subsidiaries, offers a broad range of insurance products and services. Additionally, certain Brown & Brown subsidiaries offer a variety of risk management, third-party administration, and other services. Serving business, public entity, individual, trade and professional association clients nationwide, the Company is ranked by Business Insurance magazine as the United States’ sixth largest independent insurance intermediary. The Company’s Web address is www.bbinsurance.com.

Forward-looking statements
This press release may contain certain statements relating to future results which are forward-looking statements, including those relating to the Company's anticipated financial results for the fourth quarter and full year of 2015 and those relating to potential repurchases of the Company's common stock. These statements are not historical facts, but instead represent only the Company’s current belief regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. It is possible that the Company’s actual results, financial condition and achievements may differ, possibly materially, from the anticipated results, financial condition and achievements contemplated by these forward-looking statements. These risks and uncertainties include, but are not limited to, the Company's determination as it finalizes its financial results for the fourth quarter and full year of 2015 that its financial results differ from the current preliminary unaudited numbers set forth herein; fluctuations in the Company's stock’s market price; fluctuations in operating results and cash flows; material adverse changes in economic conditions in the markets we serve and in the general economy; downward commercial property and casualty premium pressures; future regulatory actions and conditions in the states in which the Company conducts business; competition from others in the insurance agency, wholesale brokerage, insurance programs and service business; the integration of the Company’s operations with those of businesses or assets the Company has acquired or may acquire in the future and the failure to realize the expected benefits of such integration; the potential occurrence of a disaster that affects certain areas including, but not limited to, the States of California, Florida, Georgia, Illinois, Indiana, Kansas, Massachusetts, Michigan, New Jersey, New York, North Carolina, Oregon, Pennsylvania, Texas, Virginia and/or Washington, where significant portions of the Company’s business are conducted; and other factors that the Company may not have currently identified or quantified, and other risks, relevant factors and uncertainties identified in the Company's Annual Report on Form 10-K for the year ended December 31, 2014, and the Company’s other filings with the Securities and Exchange Commission. All forward-looking statements made herein are made only as of the date of this release, and the Company does not undertake any obligation to publicly update or correct any forward-looking statements to reflect events or circumstances that subsequently occur or of which the Company hereafter becomes aware.

Non-GAAP supplemental financial information
This press release contains references to non-GAAP financial measures as defined in Regulation G of SEC rules, including Organic Revenue, Earnings Per Share - Adjusted, EBITDAC, EBITDAC - Adjusted and EBITDAC Margin. A reconciliation of this supplemental non-GAAP financial information to the Company's GAAP information is contained in this earnings release. We present such non-GAAP supplemental financial information, as we believe such information is of interest to the investment community because it provides additional meaningful methods of evaluating certain aspects of the Company’s operating performance from period to period on a basis that may not be otherwise apparent on a GAAP basis. This supplemental financial information should be considered in addition to, not in lieu of, the Company’s condensed consolidated financial statements.

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